Exhibit 10.5

INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (“Agreement”), dated as of February 27, 2026 (the “Effective Date”), is made by and between Simmons First National Corporation, an Arkansas corporation (“Company”), and the undersigned indemnitee (“Indemnitee”).
RECITALS
A.The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;
B.The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;
C.The Company believes that it is unfair for its directors and officers to assume the risk of large judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;
D.The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected. The Company believes that the interests of the Company and its shareholders would best be served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company;
E.The indemnification provisions applicable to directors and officers contained in the Company’s Amended and Restated Articles of Incorporation (“Articles”) and the Company’s By-laws (“By-laws”) expressly provide that such right of indemnification is not exclusive, and contemplate that agreements may be entered into between the Company and its directors and officers with respect to indemnification;
F.Section 850 of the Arkansas Business Corporation Act of 1987 (“Act”) (Arkansas Code Section 4-27-850) (“Section 850”) empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 850 is not exclusive;
G.The Board of Directors of the Company (“Board”) has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its shareholders;
H.The Company desires and has requested Indemnitee to serve or continue to serve as a director and/or officer of the Company, or an affiliate or subsidiary thereof, free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company, or an affiliate or subsidiary thereof; and
I.Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company, or an affiliate or subsidiary thereof, on the condition that Indemnitee is furnished the indemnity provided for herein.

AGREEMENT
NOW, THEREFORE, in consideration of Indemnitee’s service or continued service as a director, officer, and/or other key employee of the Company or an affiliate or subsidiary thereof, the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Generally. To the fullest extent permitted by the laws of the State of Arkansas:
a.The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent (which, for purposes of this Agreement, shall include, without limitation, a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise). For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 202(b)(3) of the Act as in existence on the date hereof.
b.The indemnification provided by this Section 1 shall be from and against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
c.The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
2.Partial Indemnification. If Indemnitee is entitled under any provision of the Agreement to indemnification by the Company for some or a portion of the expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf in connection with any action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) to which Indemnitee is entitled.

3.Advance Payment of Expenses; Notification and Defense of Claim.
a.Expenses incurred by Indemnitee or on Indemnitee’s behalf in defending any action, suit or proceeding by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise) or in connection with an enforcement action pursuant to Section 4(b) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within ten (10) days after receipt by the Company of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by the Act, the Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free. For the avoidance of doubt, advances shall include, without limitation, any and all expenses incurred pursuing an action to enforce this right of advancement.
b.Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise.
c.In the event the Company shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding as provided in the Agreement, the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under the Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit or proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (ii) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company, except as otherwise expressly provided by the Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
d.Notwithstanding any other provision of the Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Company or any corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Company, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Company shall indemnify Indemnitee against all expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

4.Procedure for Indemnification.
a.To obtain indemnification, Indemnitee shall promptly submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
b.The Company shall determine whether to grant Indemnitee’s indemnification request promptly, and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 4(a), and in accordance with applicable law. The right to indemnification as granted by the Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or fails to respond within such 60-day period. Any such action shall be conducted as a de novo trial, on the merits. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 3 hereof where the required undertaking, if any, has been received by the Company) that Indemnitee has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Company. Neither the failure of the Company (including its Board, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1 hereof, nor the fact that there has been an actual determination by the Company (including its Board, its independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct or otherwise prejudice Indemnitee. The Company shall also indemnify the Indemnitee from and against the Indemnitee’s expenses (including, without limitation, attorneys’ fees) incurred in connection with (1) successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise, and (2) successfully establishing Indemnitee’s right to advancement of expenses, in whole or in part, in any proceeding or otherwise.
c.The Indemnitee shall be presumed to be entitled to indemnification under the Agreement upon submission of a request for indemnification pursuant to this Section 4, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Company overcomes such presumption by clear and convincing evidence. If a determination that Indemnitee is entitled to indemnification has been made pursuant this Section 4 or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of (i) misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by law.

5.Insurance and Subrogation.
a.The Company may purchase and maintain insurance on behalf of Indemnitee who is or was a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise) against any liability asserted against Indemnitee and incurred by Indemnitee or on Indemnitee’s behalf in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify Indemnitee against such liability. To the extent that the Company maintains liability insurance for directors and officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise on which any such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for such director or officer under such policy or policies. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policy.
b.In the event of any payment by the Company under the Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such subrogation.
c.The Company shall not be liable under the Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, ERISA excise taxes or penalties, judgments, fines and amounts paid or to be paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
6.Certain Definitions. For purposes of the Agreement:
a.The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether instituted by, in the right of, or on behalf of the Company or any other party or parties.
b.The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise)” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act by Indemnitee in such capacity.

c.The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved by the Board, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with the investigation, preparation, prosecution, defense, settlement, arbitration or appeal of (or the giving of testimony in) an action, suit or proceeding or establishing or enforcing a right to indemnification or advancement under the Agreement, Section 850 or otherwise.
d.The term “judgments, fines and amounts paid or to be paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Company), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.
e.The term “Company” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation (or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise) shall stand in the same position under the provisions of the Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
f.The term “other enterprise” shall include, without limitation, employee benefit plans.
g.The term “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan.
h.The term “serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise”, as well as variations thereof, shall include (without limitation) in each case service to or actions taken while a director, officer, trustee, employee or agent of any subsidiary or affiliate of the Company.
i.The term “serving at the request of the Company” shall also include, without limitation, any service as a director, officer, employee or agent of the Company or an affiliate or subsidiary thereof which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
j.With respect to matters involving employee benefit plans, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in the Agreement.

7.Limitations on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the Agreement:
a.Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, any other agreement, any insurance policy, the Articles, the By-laws, any law or otherwise, unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board.
b.Improper Benefits. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) based upon or attributable to the Indemnitee gaining in fact any remuneration, personal profit or advantage to which Indemnitee was not legally entitled.
c.Section 16 Violations. To indemnify Indemnitee on account of any action, suit or proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
d.Reimbursement of the Company. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus, other incentive-based or equity-based compensation, or of any profits realized by Indemnitee from the sale of securities of the Company, in each case as may be required pursuant to any applicable federal or other law or regulation (including, without limitation, any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002), any applicable listing standard of a national securities exchange or system on which the common stock of the Company is then listed or reported or pursuant to any incentive compensation recovery or clawback policy as may be adopted from time to time by the Board or one of its committees, or any expenses incurred by Indemnitee in connection with any action, suit or proceeding to enforce such reimbursement obligation.
e.Non-compete, Non-solicitation, Non-disclosure, Non-disparagement. To indemnify Indemnitee in connection with any action, suit or proceeding involving the enforcement of non-compete, non-solicitation, non-disclosure and/or non-disparagement agreements, or the non-compete, non-solicitation, non-disclosure and/or non-disparagement provisions of employment, consulting, severance or similar agreements, to which the Indemnitee may be a party with the Company, or any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.
f.Payments Prohibited by Law. To indemnify or advance expenses to Indemnitee where such indemnification or advancement of expenses related thereto are prohibited by any applicable law or regulation promulgated by any federal or state legislation or banking regulatory agency.
8.Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under the Agreement for amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine, judgment, penalty, liability, loss, expense, limitation or other obligation on Indemnitee without Indemnitee’s prior written consent; provided, however, that, with respect to settlements requiring solely the payment of money either by the Company or by Indemnitee for which the Company is obligated to reimburse Indemnitee promptly and completely, in either case without recourse to Indemnitee, no such consent of Indemnitee shall be required.

9.Severability. If any provision or provisions of the Agreement shall be held to be invalid, illegal, void, or unenforceable on any ground by any court of competent jurisdiction, then (1) this Agreement shall be deemed automatically modified to the extent necessary to (a) make such provision or provisions valid, legal, and enforceable and (b) as closely as possible maintain and accomplish the original intent of the provision or provisions in question, and (2) the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.
10.Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid or to be paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in light of all the circumstances in order to reflect (1) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such action, suit or proceeding; and (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 5(c), 7 or 8 hereof. The relative fault of the Company and of Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such action, suit or proceeding. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.
11.Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under the Agreement shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, addressed to Indemnitee at Indemnitee’s most recent address on the Company’s records, and to the Company as follows:
Simmons First National Corporation
501 Main Street
Pine Bluff, Arkansas 71601
Attention: General Counsel
or to such other address as the Company or Indemnitee may, from time to time, designate in writing by notice hereunder.
12.Subsequent Legislation. If the Act is amended after the Effective Date to expand further the indemnification permitted to directors or officers, then the Company shall indemnify Indemnitee to the fullest extent permitted by the Act, as so amended.
13.Additional Indemnification Rights; Non-exclusivity.
a.Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Articles, the By-Laws or by statute.

b.The provisions for indemnification and advancement of expenses set forth in the Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Articles, the By-laws, the vote of the Company’s shareholders or disinterested directors, insurance policies, other agreements or otherwise; and nothing in this Agreement shall be used to interpret or otherwise affect such other rights. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration after the Effective Date of the Articles or By-laws or any other agreement shall adversely affect the rights provided to Indemnitee under the Agreement.
14.Enforcement. The Company shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of the Agreement are not valid, binding and enforceable. The Company agrees that its execution of the Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in the Agreement are unique and special, and that failure of the Company to comply with the provisions of the Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of the Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under the Agreement.
15.Interpretation of Agreement. It is understood that the parties hereto intend the Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
16.Modification and Waiver. No supplement, modification or amendment of the Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of the Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any of the provisions of the Agreement shall be effective unless in a writing signed by the party against whom enforcement of the waiver is sought.
17.Successor and Assigns. All of the terms and provisions of the Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform the Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
18.Service of Process and Venue. For purposes of any claims or proceedings to enforce the Agreement, the Company consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Arkansas, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.
19.Governing Law. The Agreement shall be governed exclusively by and construed according to the laws of the State of Arkansas, as applied to contracts between Arkansas residents entered into and to be performed entirely within Arkansas. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Arkansas govern indemnification by the Company of its directors and officers, then the indemnification provided under the Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of the Agreement to the contrary.
20.Employment Rights; Board Service. Nothing in the Agreement is intended to create in Indemnitee any right to employment or continued employment. Nothing in the Agreement is intended to create in Indemnitee any right to continued service on the Board.

21.Counterparts. The Agreement shall become legally binding when the last party hereto executes and delivers the Agreement. The Agreement may be executed and delivered in multiple counterparts (including, without limitation, by Docusign/Echosign or a similarly accredited secure signature service or other electronic transmission or signature), each of which when so executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered by facsimile, e-mail (including, without limitation, .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.
22.Headings. The section and subsection headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Agreement to be effective as of the Effective Date.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ Jena Compton
Name:	Jena Compton
Title:	EVP, Chief People Officer

INDEMNITEE

/s/ Brian Jackson
Signature

Brian Jackson
Printed or Typed Name

[Signature Page to Indemnification Agreement]